Exhibit 10.13

May [    ], 2021

LIFESTANCE TOPCO, L.P.

NOTICE OF AMENDED AWARD TERMS

This notice (this “Notice”) describes certain amendments that are being made to the Partnership Interest Award Agreement[s] (as amended and/or amended and restated from time to time, your “Award Agreement[s]”) between you and LifeStance TopCo, L.P. (the “Partnership”) and to any Class B Units you received under such Award Agreement[s] (collectively, your “Award[s]”) in connection with the initial public offering of shares of common stock of LifeStance Health Group, Inc. (“LifeStance”) and the related organizational transactions (together, the “IPO”). The Partnership, its subsidiaries, and LifeStance are collectively referred to in this Notice as the “Company”.

In connection with the IPO, all outstanding Class A Units and Class B Units of LifeStance TopCo, L.P. will be exchanged for shares of common stock of LifeStance (“LifeStance Shares”), and LifeStance Shares are expected to become publicly traded on the Nasdaq Global Select Market.

You are receiving this Notice because you and/or persons related to you (which we together refer to as “you” or the “Participant”) currently hold Class B Units issued pursuant to your Award Agreement[s] that will be amended in connection with IPO. The purpose of this Notice is to inform you of certain amendments that are being made to the terms of your Award[s] and that, notwithstanding anything to the contrary in your Award Agreement[s] and/or the limited partnership agreement of the Partnership (as amended and/or amended and restated from time to time, including any amendment and restatement effective in connection with the consummation of the IPO, the “Partnership Agreement”) or any other plan or agreement applicable to you or to which you are a party, will apply to your Award[s] as of and following the effective time of this Notice, as described below.

1. Effective Time; Defined Terms.

a. The adjustments described in this Notice, in their entirety, are effective as of immediately prior to consummation of the reorganization involving the Partnership contemplated in connection with the IPO (the “Effective Time”). For the avoidance of any doubt, in the event that your Award[s] [is][are] not outstanding as of immediately prior to the Effective Time, the treatment described herein shall not apply.

b. Capitalized terms used and not defined herein have the respective meanings ascribed to such terms in your Award Agreement[s]. To the extent that the Class B Units under your Award[s] (or any portion thereof) are exchanged for LifeStance Shares in connection with the IPO, references in the governing documents to the “Company” shall be construed to refer to (or to also include) LifeStance, and references in the governing documents to the “Board” shall be construed to refer to (or to also include) the board or directors or the compensation committee of the board of directors of LifeStance, in each case, to the extent necessary or appropriate to give effect to such assumption or exchange and the transactions described herein, in each case, as determined by Company in its sole discretion. In no event shall the transactions contemplated herein or any restructuring prior to, or in connection with, the IPO, including the exchange of Class A Units and Class B Units of the Partnership for LifeStance Shares or the receipt of LifeStance Shares by the TPG Investor, constitute a “Partial Sale” or a “Partnership Sale”.

2. Time-Based Vesting. Subject to your continued Service through each applicable vesting date: [                ].

3. Performance-Based Vesting. An additional performance-vesting opportunity will be added, with Performance Interests becoming eligible to vest based on [                ].

4. [For Certain Executives only: Good Leaver Termination.] [Subject in all respects to your timely execution and non-revocation of a general release of claims and your continued compliance in all material respects with all applicable restrictive covenants in favor of the Company by which you are bound, if you incur a Good Leaver Termination, your unvested Time Interests shall vest in full on the date of your termination of Service, and your unvested Performance Interests will be eligible to vest, if at all, [                ]] [Subject in all respects to your timely execution and non-revocation of a general release of claims and your continued compliance in all material respects with all applicable restrictive covenants in favor of the Company by which you are bound, if you incur a Good Leaver Termination, your Performance Interests shall vest to the extent [                ]]

5. Organizational Transactions. Notwithstanding anything herein to the contrary, in connection with the IPO, Class A Units and Class B Units in the Partnership will be exchanged for LifeStance Shares. If the Class B Units with respect to which LifeStance Shares are received were unvested at the time of such distribution, such LifeStance Shares will be subject to the same vesting schedule, performance-vesting conditions and transfer restrictions which applied to the unvested Class B Units to which they relate, as amended by this Notice. Each Participant holding unvested LifeStance Shares will make an 83(b) election not later than fifteen (15) days following the consummation of the IPO. The number of LifeStance Shares issued to you will be (or has been) communicated to you separately.

6. Participant Group. In the event that “you” is construed to refer to a current or former individual employee of, or other service provider to, the Company, and related persons (e.g., permitted transferees of such individual), this Notice shall be construed so all rights of such individual and such related persons shall be applied on a pro rata or other equitable basis among such individual and such other persons. Such individual, however, shall be responsible for ensuring the compliance of all persons related to such individual with the requirements hereunder and for obtaining from such requirements any agreements, consents or other documents that the Company may require to give effect to the provisions set forth herein from time to time. All determinations regarding allocations of rights and obligations among any such individual and any related persons will be made by the Company in good faith and will be binding on all persons.

7. Required Actions. You must sign (including by Docusign or other electronic means, if required by the Company) and return this Notice to [    ] at [    ] not later than [    ], 2021. By delivering your executed signature page (or causing it to be delivered, including, if applicable, by electronic means), you will be confirming that: (a) you have reviewed and understand the terms set forth of this Notice and agree to be bound thereby (notwithstanding any applicable local laws regarding the use or enforceability of electronic signatures); and (b) you authorize the Company to take all action it deems necessary or appropriate to effectuate the foregoing on behalf of you without further notice to date to effect such terms.

8. Binding Effect. This Notice constitutes (and serves as your consent to) an amendment to the terms applicable to your Award[s], the Partnership Agreement and any Class B Units received thereunder to the extent set forth herein, which (a) will be binding upon the executors, administrators, estates, heirs and legal successors of the Participant; (b) will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws; and (c) if applicable, will be subject to any existing arbitration agreement that you have with the Company. Except as described in this Notice, your Award[s] and any Class B Units received thereunder will remain subject to their existing terms.

[Remainder of Page Intentionally Left Blank]

LIFESTANCE TOPCO, L.P.

Name: [ ]
Title: [ ]

LIFESTANCE HEALTH GROUP, INC.

Name: [ ]
Title: [ ]

[LifeStance TopCo, L.P. and LifeStance Health Group, Inc.

Notice of Amended Award Terms Signature Page]

ACKNOWLEDGED AND AGREED BY:

The Participant:
On behalf on himself or herself and all related persons

Sign Name:

[Participant Name]

[LifeStance TopCo, L.P.

Notice of Amended Award Terms

Participant Signature Page]